                                                                     EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT

NEOGEN CORPORATION AND SUBSIDIARIES

May 31, 1996


                                                                         PERCENTAGE
                                                                           OWNED
                                                STATE                    BY NEOGEN
                                             INCORPORATED               CORPORATION
                                             ------------               -----------
Neogen Research Corporation II                 Michigan                       90%
Neogen Research Corporation IV                 Michigan                      100%
Ideal Instruments. Inc.                        Michigan                      100%
AMPCOR Diagnostics, Inc.                       Michigan                      100%

All of the subsidiaries listed above are included in the consolidated financial statements of Neogen Corporation.





                                      -46-